Exhibit 10.81

ASSIGNMENT AND ASSUMPTION OF PURCHASE CONTRACT

     FOR VALUE RECEIVED, CARR CAPITAL CORPORATION, a District of Columbia corporation (hereinafter “Assignor”), on this ___day of ___, 2005, hereby transfers, grants, conveys, sets over and assigns to CARR GATEWAY IV, LLC, a Virginia limited liability company (hereinafter “Assignee”), all of Assignor’s right, title and interest in and to that certain Purchase Contract dated as of February 14, 2005, between Assignor, as Buyer, and NBS LOUDOUN GATEWAY IV, L.L.C., a Delaware limited liability company, as Seller (as amended, the “Sale Agreement”), for the purchase and sale of that certain real property known as Loudoun Gateway IV and located at 22980 Indian Creek Drive, Sterling, Virginia, as said property is more particularly described in the Sale Agreement. Assignor further transfers, grants, conveys, sets over and assigns to Assignee all of Assignor’s right, title and interest in and to all deposits and/or down payments made under and pursuant to the Sale Agreement.

     By execution hereof, Assignee hereby accepts the foregoing assignment and assumes and agrees to be bound by all of the terms, conditions and provisions of the Sale Agreement to be kept or observed by Assignor.

     Assignor and Assignee hereby mutually acknowledge and agree that, as of the date of this assignment and assumption agreement, the Sale Agreement is in full force and effect.

     This assignment and assumption agreement may be executed in two counterparts and shall be binding and valid with the same force and effect as if all parties executed the same assignment and assumption agreement.

     Executed as of the day and year first hereinabove written.

ASSIGNOR:

CARR CAPITAL CORPORATION, a District of Columbia corporation

By:	/s/ Oliver T. Carr, III

Oliver T. Carr, III President

ASSIGNEE:

CARR GATEWAY IV, LLC, a Virginia limited liability company

By:	Columbia Equity LP, a Virginia limited liability company
Its:	Sole Member

By: Columbia Equity Trust, Inc. a Maryland corporation
Its: General Partner

By:	/s/ Oliver T. Carr, III

Oliver T. Carr, III Chairman and Chief Executive Officer